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                                                                      Exhibit 14


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
American Odyssey Funds, Inc.


We consent to the use of our reports, dated February 9, 2001 and February 4, 2000, for the American Odyssey Funds, Inc., incorporated herein by reference and to the reference to our firm under the caption "Other Service Providers" in the Statement of Additional Information of the Prospectus/Proxy Statement filed on Form N-14 included herein.


                                          /s/  KPMG LLP

Boston, Massachusetts
February 22, 2001